EXHIBIT 23.1
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Pacific Biometrics, Inc.
Seattle, Washington

We consent to the use of our audit report dated September 30, 2006, on the financial statements of Pacific Biometrics, Inc. as of June 30, 2006 and the year then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A 4 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.
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Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

October 25, 2007